Exhibit 99.1

The Real Good Food Company, Inc. Announces Commencement of Public Offering of its Class A Common Stock

CHERRY HILL, N.J., October 10, 2023 – The Real Good Food Company, Inc. (NASDAQ: RGF) (the “Company”), a leading health and wellness frozen and refrigerated food company, today announced that it has commenced an underwritten public offering, subject to market and other conditions, to issue and sell shares of its Class A common stock. In connection with the offering, the Company expects to grant the underwriters a 30-day option to purchase additional shares of its Class A common stock in an amount up to 15% of the securities offered in the public offering. All of the shares of common stock to be sold in the proposed offering will be offered by the Company. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The Company intends to use the net proceeds from the proposed offering for general corporate purposes.

B. Riley Securities is acting as the sole bookrunning manager in the offering.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”), including a base prospectus, that was previously filed by the Company on September 11, 2023 and was declared effective on September 27, 2023. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from: B. Riley Securities, Inc., 1300 17th Street North, Suite 1300, Arlington, VA 22209, Attention: Prospectus Department, by telephone at (703) 312-9580 or by email at prospectuses@brileyfin.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction, and directly from its website at www.realgoodfoods.com.

About The Real Good Food Company, Inc.

Real Good Foods (NASDAQ: RGF) is a leading health and wellness frozen and refrigerated foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements related to the Company’s expectations with respect to the size, completion and timing of the closing of the offering and its expectations with respect to granting the underwriter a 30-day option to purchase additional shares. No assurance can be given that the offering discussed above will be completed on the terms or timing described in this release or at all. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Risks and uncertainties include, without limitation, changes in market conditions and the satisfaction of customary closing conditions related to the proposed public offering, risks and uncertainties associated with the Company’s business and finances in general, as well as other risk factors described from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts:

Akshay Jagdale

(856) 955-1453

ir@realgoodfoods.com